UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

VIRGINIA	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Commerce Drive

Honaker, Virginia 24260

(Address of principal offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

New Peoples Bankshares, Inc. (the “Company”) held its 2014 Annual Shareholders’ Meeting (the “Annual Meeting”) on May 20, 2014. A total of 21,872,293 shares of the Company’s Common Stock were entitled to vote as of March 31, 2014, the record date for the Annual Meeting. There were 11,873,915 shares present at the Annual Meeting in person or by proxy, and the shareholders voted on three proposals.

Proposal 1:	Election of Directors

The shareholders elected three directors to serve three year terms expiring in 2017. The three directors elected to serve the three year terms were John D. Cox, Charles H. Gent, Jr., and Eugene S. Hearl. The results of the vote were as follows:

Nominees	Votes FOR	Votes Withheld	Broker Non-Votes

John D. Cox	11,558,193	92,074	223,648
Charles H. Gent, Jr.	11,552,005	98,262	223,648
Eugene S. Hearl	11,484,857	165,410	223,648

Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation

The shareholders approved a non-binding advisory vote to approve the compensation of the Company’s named executive officers. The results of the vote follow:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
11,307,654	204,157	138,456	223,648

Proposal 3:	Ratification of the Appointment of Independent Registered Public Accounting Firm

The shareholders voted to ratify the Company’s Audit Committee of the Board of Directors’ appointment of Elliott Davis, LLC to serve as its independent registered public accounting firm for the year ending December 31, 2014. The results of the vote follow:

Votes FOR	Votes AGAINST	Votes ABSTAIN
11,797,922	31,183	44,810

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: May 21, 2014	/S/ C. Todd Asbury
C. Todd Asbury
Executive Vice President and Chief Financial Officer and Secretary